Exhibit 99.1

FlexShopper, Inc. Reports 2020 First Quarter Financial Results;

Net Revenues Up 8.8% to $23.7 million; Gross Lease Originations up 20.6% to 36,153

Online Shopping Remains Active

BOCA RATON, Fla., May 6, 2020 (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq: FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, today announced its financial results for the quarter ended March 31, 2020, highlighted by growth in gross lease originations and net revenues.

Results for Quarter ended March 31, 2020 vs. Quarter ended March 31, 2019:

●	Net lease revenues and fees increased 8.8% to $23.7 million from $21.8 million.
●	FlexShopper originated 36,153 gross leases, up 20.6% from 29,972 leases.
●	Gross lease originations increased by $3.1 million, or 21.9%, to $17.2 million from $14.1 million.
●	Average origination value increased to $475 from $470.
●	Net income was $52,000 compared with net income of $504,000.
●	Net loss attributable to common stockholders increased to $(1.2) million, or $(0.06) per diluted share, compared to $(0.1) million, or $(0.01) per diluted share.
●	Gross profit increased 16.4% to $8.0 million from $6.9 million.
●	Adjusted EBITDA[1] decreased to $2.0 million compared to $2.3 million.

¹Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures.”

First Quarter 2020 Highlights and Recent Developments

●	Growth in originations and net revenues. FlexShopper recorded growth in both gross lease originations and net revenues in the first quarter of 2020, although the pace of growth moderated later in the quarter due to the broader COVID-19 driven slowdown in economic activity.

●	Payments activity remains firm. As of March 31, 2020, FlexShopper had not observed a material decline in payments activity by its customers. FlexShopper continues to closely monitor payments on a weekly basis and intends to modify its marketing and underwriting guidelines as needed.

●	B to B to C channel rollouts are delayed due to COVID-19. Previously-planned pilot programs with new retail partners that were originally scheduled to take place in late Q1 and Q2 2020 have been put on hold. The Company remains in close communication with its retail partners and intends to move forward with the roll-out of pilot programs as soon as practicable.

●	Withdrawing 2020 financial guidance. In light of the unknown duration and ultimate impact of COVID-19 mitigation measures by governmental authorities, FlexShopper is withdrawing previously-issued 2020 financial guidance.

Rich House, CEO, stated, “2020 got off to a solid start although the COVID-19 driven economic contraction began to impact our business late in the quarter. Gross lease originations in Q1 were up 20.6% versus the same period last year. As of March 31, we had not observed a material change in customer payment activity and continue to monitor this weekly data point. Our online lease-to-own platform is fully operational and provides customers a valuable shopping option while adhering to ‘stay at home’ restrictions.”

Mr. House continued, “Our retail partners have seen a decrease in store traffic and that has negatively impacted our originations in that channel, as well as the delay of the launch of pilot programs that were due to begin in late Q1 or early Q2. We remain in regular communication with all of our retail partners and expect the lifting of ‘stay at home’ restrictions to have a positive impact on retail partner originations and pilot rollouts, although the timing is unknown. Given that uncertainty, we are withdrawing our previously-issued financial guidance.”

Additionally, Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition of this measure under “Non-GAAP Measures.”

Conference Call Details

Date:	Thursday, May 7, 2020
Time:	11:00 a.m., Eastern time

Participant Dial-In Numbers:

Domestic callers:	(877) 407-3944
International callers:	(412) 902-0038

Access by Webcast

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at www.flexshopper.com or by clicking on the conference call link:
https://78449.themediaframe.com/dataconf/productusers/fpay/mediaframe/37617/indexl.html. An audio replay of the call will be archived on the Company’s website.

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended March 31,
	2020	2019

Revenues:
Lease revenues and fees, net	$23,697,705	$21,784,779
Lease merchandise sold	1,145,042	946,618
Total revenues	24,842,747	22,731,397

Costs and expenses:
Cost of lease revenues, consisting of depreciation and impairment of lease merchandise	16,196,949	15,277,939
Cost of lease merchandise sold	630,781	565,007
Marketing	1,031,145	848,546
Salaries and benefits	2,548,869	1,758,087
Operating expenses	3,171,692	2,596,282
Total costs and expenses	23,579,436	21,045,861

Operating income	1,263,311	1,685,536
Interest expense including amortization of debt issuance costs	1,211,626	1,181,993
Net Income	51,685	503,543

Dividends on Series 2 Convertible Preferred Shares	609,717	609,168
Deemed dividend from exchange offer of warrants	713,212	-
Net loss attributable to common shareholders	$(1,271,244)	$(105,625)

Basic and diluted (loss) per common share:
Basic and diluted	$(0.06)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES:
Basic and diluted	19,903,435	17,650,847

FLEXSHOPPER, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$5,454,520	$6,868,472
Accounts receivable, net	8,459,944	8,272,332
Prepaid expenses	760,610	672,242
Lease merchandise, net	29,898,676	31,063,104
Total current assets	44,573,750	46,876,150

PROPERTY AND EQUIPMENT, net	5,414,740	5,260,407

OTHER ASSETS, net	74,623	78,335
	$50,063,113	$52,214,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,161,491	$4,567,889
Accrued payroll and related taxes	293,004	513,267
Loan payable under credit agreement to beneficial shareholder, net of $16,244 at 2020 of unamortized issuance costs	2,294,829	-
Promissory notes to related parties, net of $1,333 at 2020 and $5,333 at 2019 of unamortized issuance costs, including accrued interest	1,212,777	1,067,740
Accrued expenses	1,600,988	1,372,901
Lease liability - current portion	129,203	27,726
Total current liabilities	8,692,292	7,549,523

Loan payable under credit agreement to beneficial shareholder, net of $178,687 at 2020 and $281,138 at 2019 of unamortized issuance costs and current portion	25,243,117	28,904,738
Promissory notes to related parties, net of $20,690 at 2020 and $24,828 at 2019 of unamortized issuance costs and current portion	3,729,310	3,725,172
Lease liabilities less current portion	2,031,370	2,067,184
Total liabilities	39,696,089	42,246,617

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 171,191 shares at $5.00 stated value	855,955	855,955
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value- authorized 40,000,000 shares, issued and outstanding 21,351,643 shares at 2020 and 17,783,960 shares at 2019	2,135	1,779
Additional paid in capital	35,660,429	35,313,721
Accumulated deficit	(48,103,495)	(48,155,180)
Total stockholders’ equity	10,367,024	9,968,275
	$50,063,113	$52,214,892

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2020 and 2019

(unaudited)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$51,685	$503,543
Adjustments to reconcile net income/(loss) to net cash provided by (used in) operating activities:
Depreciation and impairment of lease merchandise	16,196,949	15,277,939
Other depreciation and amortization	554,359	584,968
Compensation expense related to issuance of stock options and warrants	215,814	36,729
Provision for doubtful accounts	7,682,927	7,344,944
Interest in kind added to promissory notes balance	141,038	167,119
Changes in operating assets and liabilities:
Accounts receivable	(7,870,539)	(7,479,319)
Prepaid expenses and other	(87,873)	(17,624)
Lease merchandise	(15,032,521)	(11,095,183)
Security deposits	2,943	(60,000)
Accounts payable	(1,406,398)	(5,211,226)
Accrued payroll and related taxes	(220,263)	(197,565)
Accrued expenses	330,408	(320,979)
Net cash provided by (used in) operating activities	558,529	(466,654)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs	(646,414)	(553,184)
Net cash used in investing activities	(646,414)	(553,184)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payment under finance lease obligation	(1,515)	-
Refund of equity issuance related costs	-	13,147
Proceeds from exercise of warrants	131,250	-
Proceeds from promissory notes, net of fees	-	2,940,000
Proceeds from loan payable under credit agreement	1,900,000	1,241,328
Repayment of loan payable under credit agreement	(3,353,000)	(6,665,989)
Repayment of installment loan	(2,802)	(2,802)
Net cash used in financing activities	(1,326,067)	(2,474,316)

DECREASE IN CASH	(1,413,952)	(3,494,154)

CASH, beginning of period	$6,868,472	$6,141,210

CASH, end of period	$5,454,520	$2,647,056

Supplemental cash flow information:
Interest paid	$985,763	$993,544
Deemed dividend from exchange offer of warrants	$713,212	$-
Conversion of preferred stock to common stock	$-	$341,070

Non-GAAP Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased inventory), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the three months ended March 31, 2020 and 2019 were as follows:

	Three months ended March 31,
	2020	2019	$ Change	% Change
Adjusted EBITDA:
Net income	$51,685	$503,543	$(451,858)	(89.7)
Amortization of debt costs	94,346	60,265	34,081	56.6
Other amortization and depreciation	460,013	524,703	(64,690)	(12.3)
Interest expense	1,117,281	1,121,728	(4,447)	(0.4)
Stock compensation	171,815	25,529	146,286	573.0
Non-recurring product/infrastructure expenses	104,663	92,297	12,366	13.4
Adjusted EBITDA	$1,999,803	$2,328,065	$(328,262)	-

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

About FlexShopper

FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY), is a financial and technology company that provides brand name electronics, home furnishings and other durable goods to consumers on a lease-to-own (LTO) basis through its e-commerce marketplace (www.FlexShopper.com), as well as its patented and patent pending systems. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers that want to acquire their products but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations during the holiday season, the expansion of our lease-to-own program, expectations concerning our partnerships with retail partners, investments in, and the success of, our underwriting technology and risk analytics platform, our ability to collect payments due from customers, expected future operating results, and expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the impact of the COVID-19 pandemic on our business and industry, and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as required by federal securities laws.

Contact:

Jeremy Hellman

Vice President

The Equity Group

212-836-9626

jhellman@equityny.com

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.